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                                                                    EXHIBIT 10.1



                           RESTRICTED SHARES AGREEMENT
                           ---------------------------

                  Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), has granted to Scott A. Wolstein (the "Grantee"), 25,000 of the Company's Common Shares, without par value (the "Restricted Shares"). The Restricted Shares have been granted pursuant to the Developers Diversified Realty Corporation Equity-Based Award Plan (the "Plan") and are subject to all provisions of the Plan, which are hereby incorporated herein by reference, and to the following provisions of this Agreement (capitalized terms not defined herein are used as defined in the Plan):

                  Section 1. VESTING. The Restricted Shares will vest in annual 20% increments with the first 5,000 Restricted Shares vesting on July 17, 1996 (each such date, a "Vesting Date").

                  Section 2. PURCHASE PRICE. The purchase price of the Restricted Shares is $-0-. The Restricted Shares will be issued in uncertificated form. The Restricted Shares will be held by the Company in an account for the benefit of the Grantee until such shares have vested in accordance with Section 1 above. The Company will transfer the vested Restricted Shares to the Grantee's account within a reasonable period of time after each Vesting Date.

                  Section 3. TRANSFERABILITY. Prior to vesting, the Restricted Shares will not be transferable by the Grantee other than by will or by the laws of descent and distribution. Thereafter, the Restricted Shares will be transferable by the Grantee subject to the relevant restrictions on transfer included in this Agreement and the Plan.

                  Section 4. TERMINATION OF EMPLOYMENT. If the Grantee's employment by the Company or any subsidiary or Affiliate terminates prior to all of the Restricted Shares vesting, the Restricted Shares will vest or be forfeited in accordance with Section 6(b) of the Plan.

                  Section 5. SHAREHOLDER RIGHTS AND RESTRICTIONS. Except with regard to the disposition of Restricted Shares, the Grantee will generally have all rights of a shareholder with respect to the Restricted Shares from the date of grant, including, without limitation, the right to receive dividends with respect to such Restricted Shares and the right to vote such Restricted Shares, subject to any restrictions in this Agreement or in the Plan.

                  Section 6. DIVIDENDS. All dividends payable on the Restricted Shares (whether or not vested) will be payable in additional Restricted Shares that will be subject to the same restrictions and other terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued.


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                                            DEVELOPERS DIVERSIFIED REALTY
                                            CORPORATION

DATE OF GRANT:

         July 17, 1996                      By:________________________________
                                               James A. Schoff, Executive
                                                  Vice President and Chief
                                                  Operating Officer



                             ACCEPTANCE OF AGREEMENT
                             -----------------------

                  The Grantee hereby: (a) acknowledges that he has received a copy of the Plan and a copy of the Company's most recent Annual Report and other communications routinely distributed to the Company's shareholders; (b) accepts this Agreement and the Restricted Shares granted to him under this Agreement subject to all provisions of the Plan and this Agreement; (c) represents and warrants to the Company that he is acquiring the Restricted Shares for his own account, for investment, and not with a view to or any present intention of selling or distributing the Restricted Shares either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and (d) agrees that no transfer of the Restricted Shares will be made unless the Restricted Shares have been duly registered under all applicable Federal and state securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the Company has received the written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration.

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                                    Grantee's Signature

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                                    Grantee's Social Security Number